CLOSING DATE EXTENSION

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

Perfect Empowered Drinking Water and Perfect Essentials

The Closing Date as set forth in the Agreement for Purchase and Sale of Assets (Perfect Empowered Water and Perfect Essentials), dated August 13, 2007, by and between the parties hereto is hereby amended and extended as follows:

1. Within one banking day of the execution of this extension agreement, Buyer shall make an additional non-refundable payment of FIFTY THOUSAND DOLLARS ($50,000) which shall apply to the Purchase Price and shall be paid directly to Seller as consideration for an extension of the Closing Date. Provided such additional deposit is made, Seller hereby extends the closing date to October 12, 2007.

2. In the event that Buyer is unable to close on or before October 12, 2007, Seller grants to Buyer one additional extension up to and including October 31, 2007, if needed, provided that Buyer shall make a further non-refundable payment of another FIFTY THOUSAND DOLLARS ($50,000) on October 15, 2007, which non-refundable payment shall apply to the Purchase Price and shall be paid directly to Seller as consideration for an extension of the Closing Date to October 31, 2007.

IN WITNESS WHEREOF, the parties have executed this Agreement.

"Seller":

EAU TECHNOLOGIES, INC.

A Delaware Corporation

By: Wade Bradley

Wade Bradley, Chief Executive Officer

Date: September 27, 2007

"Buyer":

PERFECT WATER & ESSENTIALS, LLC

A Nevada Limited Liability Company

By: Greg M Mortensen

Greg Mortensen

Chief Executive Officer

Date: September 27, 2007

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